     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1997
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                   (As sponsor of the trusts described herein)

   Delaware                 16875 West Bernardo Drive                  23-2723382
(Jurisdiction)             San Diego, California 92127               (I.R.S. Employee
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        Identification No.)

                        ADVANTA CONDUIT RECEIVABLES INC.
                                 (As transferor)

   Delaware             c/o Griffin Corporate Services                 88-0360305
(Jurisdiction)           1325 Airmotive Way, Suite 130               (I.R.S. Employee
                               Reno, Nevada  89502                  Identification No.)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                              ANNETTE AGUIRRE, ESQ.
                            16875 WEST BERNARDO DRIVE
                           SAN DIEGO, CALIFORNIA 92127
                                 (619) 674-3800
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                              CHRIS DIANGELO, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same OFFERING. [ ]

      If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================
    Title of Securities          Amount        Proposed           Proposed         Amount of
     Being Registered            To be          Maximum            Maximum        Registration
                              Registered(2)  Aggregate Price      Aggregate            Fee
                                               Per Unit(1)     Offering Price(1)
------------------------------------------------------------------------------------------------
Mortgage Loan Asset-Backed     $1,000,000         100%            $1,000,000         $303.03
Certificates
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrants' Registration Statement on Form S-3, File No. 21265 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($50,000,000, as of October 2, 1997) shall be carried forward to this Registration Statement. A filing fee of $15,151.52 attributable to the amount being carried forward was paid with the Prior Registration Statement.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT MAY BE USED IN CONNECTION WITH THE SECURITIES COVERED BY REGISTRATION STATEMENT NO. 333-21265.

                              CROSS REFERENCE SHEET
                                   TO FORM S-3



      ITEM AND CAPTION IN FORM S-3                                         CAPTION OR LOCATION IN PROSPECTUS
      ----------------------------                                         ---------------------------------
1.  Forepart of the Registration Statement and Outside Front     Forepart of Registration Statement; Outside Front Cover
    Cover Page of Prospectus................................     Page**

2.  Inside Front and Outside Back Cover Page of Prospectus       Inside Front and Outside Back Cover Page**

3.  Summary Information, Risk Factors and Ratio of               Summary of Prospectus**; Risk Factors**;
    Earnings to Fixed Charges...............................

4.  Use of Proceeds.........................................     Use of Proceeds

5.  Determination of Offering Price                              *

6.  Dilution................................................     *

7.  Selling Security Holders................................     *

8.  Plan of Distribution....................................     Methods of Distribution**

9.  Description of Securities to be Registered..............     Outside Front Cover Page**;
                                                                 Summary of Prospectus**;
                                                                 Description of the Securities**;
                                                                 Certain Federal Income Tax
                                                                 Consequences**

10. Interests of Named Experts and Counsel..................     *

11. Material Changes........................................     *

12. Incorporation by Reference..............................     See Page II-3

13. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities..........................     See Page II-4


--------------------
 * Not applicable or answer is negative.
** To be completed from time to time by Prospectus Supplement.

PROSPECTUS

            MORTGAGE LOAN ASSET-BACKED SECURITIES, ISSUABLE IN SERIES

                  [Logo]                                      [Logo]
                  Sponsor of the Trust                        Master Servicer

         This Prospectus describes certain Mortgage Loan Asset-Backed Securities (the "Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential mortgage loans, multi-family residential mortgage loans, mixed use mortgage loans, revolving home equity loans or certain balances thereof secured by mortgages primarily on one- to four-family residential properties, or certificates of interest or participation therein (collectively, the "Mortgage Loans"), to be acquired by such Trust from Advanta Mortgage Conduit Services, Inc. (the "Sponsor"). The Sponsor will acquire the Mortgage Loans from one or more affiliated or unaffiliated institutions (the "Originators"). In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to Advanta Mortgage Receivables Inc. (the "Transferor") and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor. See "The Mortgage Pools."

         The Mortgage Loans in each Mortgage Pool and certain other assets described herein and in the related Prospectus Supplement (collectively with respect to each Trust, the "Trust Estate") and in the related Prospectus Supplement will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to a Pooling and Servicing Agreement to the extent and as more fully described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described under "The Mortgage Pools."

See "Risk Factors" at page 13 for a discussion of certain risk factors which should be considered by prospective investors in the securities offered hereby.

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement. There will be no secondary market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.



                 The date of this Prospectus is         , 1997.

(Cover continued from previous page)

         Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each class of Securities of a series, and certain characteristics of the Mortgage Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

         THE SPONSOR'S AND THE RELATED ORIGINATORS' ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO THE SERVICING REQUIREMENTS RELATING THERETO, AND PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE SPONSOR OR BY SUCH ORIGINATORS, EXCEPT AS OTHERWISE DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT FOR EACH SERIES OF SECURITIES WILL NAME ADVANTA MORTGAGE CORP. USA AS MASTER SERVICER (THE "MASTER SERVICER") WHICH WILL ACT, DIRECTLY OR THROUGH ONE OR MORE SUBSERVICERS (THE "SUBSERVICER(S)"). THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH MAY INCLUDE A LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE MORTGAGE LOANS AND INTEREST SHORTFALLS DUE TO PREPAYMENT OF MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES."

         If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of Credit Enhancement. In addition to or in lieu of the foregoing, Credit Enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Mortgage Assets, as defined herein, or over-collateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Mortgage Loans) of the related Mortgage Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Mortgage Loans in a given Mortgage Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities or the related Current Report on Form 8-K will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Mortgage Loans in the related Mortgage Pool,
(ii) the effect of certain rates of prepayment, based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. AN INVESTOR SHOULD CAREFULLY REVIEW THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT CONCERNING THE DIFFERENT CONSEQUENCES OF THE RISKS ASSOCIATED WITH THE DIFFERENT TYPES AND CLASSES OF SECURITIES. See "Yield Considerations." A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         One or more separate elections may be made to treat a Trust, or one or more segregated pools of assets held by such Trust, as a real estate mortgage investment conduit ("REMIC") or a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC or FASIT and which classes of Securities or other interests will be designated as the residual interest in a REMIC or as high-yield interests or the ownership interest in a FASIT. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of secured debt. See "Certain Federal Income Tax Consequences" herein.

         No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement, and, if given or made, such information must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

CAPTION                                               PAGE
-------                                               ----
Summary of Prospectus........................            4
Risk Factors.................................           13
     Risks of the Mortgage Loans.............           14
The Trusts...................................           18
The Mortgage Pools...........................           25
     General.................................           25
     The Mortgage Pools......................           25
Mortgage Loan Program........................           27
     Underwriting Guidelines.................           27
     Qualifications of Originators...........           31
     Sub-Servicers...........................           32
     Representations by Originators..........           32
     Sub-Servicing by Originators............           33
Description of the Securities................           34
     General.................................           34
     Form of Securities......................           36
     Assignment of Mortgage Loans............           38
     Forward Commitments; Pre-Funding........           39
     Payments on Mortgage Loans; Deposits to
       Distribution Account..................           40
     Withdrawals from the Principal and
       Interest Account......................           43
     Distributions...........................           44
     Principal and Interest on the Securities           44
     Advances................................           45
     Reports to Securityholders..............           46
     Collection and Other Servicing
       Procedures............................           47
     Realization Upon Defaulted Mortgage
       Loans.................................           48
Subordination................................           49
Description of Credit Enhancement............           50
Hazard Insurance; Claims Thereunder..........           55
     Hazard Insurance Policies...............           56
The Sponsor and the Transferor...............           56
The Master Servicer..........................           56
The Pooling and Servicing Agreement..........
     Servicing and Other Compensation and
       Payment of Expenses; Originator's
       Retained Yield........................           57
     Evidence as to Compliance...............           57
     Removal and Resignation of the Master
       Servicer..............................           58
     Amendments..............................           59


CAPTION                                               PAGE
-------                                               ----
     Termination; Retirement of Securities...           59
     The Trustee.............................           60
Yield Considerations.........................           62
Maturity and Prepayment
  Considerations.............................           64
Certain Legal Aspects of Mortgage Loans
  and Related Matters........................           65
     General.................................           65
     Cooperative Loans.......................           66
     Foreclosure.............................           67
     Foreclosure on Shares of Cooperatives...           67
     Rights of Redemption....................           68
     Anti-Deficiency Legislation and Other
       Limitations on Lenders................           68
     Environmental Legislation...............           69
     Enforceability of Certain Provisions....           70
     Certain Provisions of California Deeds
       of Trust..............................           70
     Applicability of Usury Laws.............           71
     Alternative Mortgage Instruments........           71
     Soldiers' and Sailors' Civil Relief
       Act of 1940...........................           72
Certain Federal Income Tax Consequences......           72
     General.................................           72
     Grantor Trust Securities................           72
     REMIC Securities........................           74
     Special Tax Attributes..................           74
     Debt Securities.........................           80
     Discount and Premium....................           80
     Backup Withholding......................           83
     Foreign Investors.......................           83
ERISA Considerations.........................           84
     Plan Asset Regulations..................           84
     Prohibited Transaction Class Exemption..           85
     Tax Exempt Investors....................           86
     Consultation With Counsel...............           87
Legal Investment Matters.....................           87
Use of Proceeds..............................           88
Methods of Distribution......................           88
Legal Matters................................           89
Financial Information........................           89
Additional Information.......................           89
Index of Principal Definitions...............           90
Annex I......................................          A-1

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered

Mortgage Loan Asset-Backed Securities.


Sponsor

Advanta Mortgage Conduit Services, Inc. See "The Sponsor and The Transferor."


Originators

The Sponsor will acquire the Mortgage Loans from one or more institutions affiliated with the Sponsor ("Affiliated Originators") or institutions unaffiliated with the Sponsor ("Unaffiliated Originators") (the Affiliated Originators and the Unaffiliated Originators are collectively referred to as the "Originators"). The Sponsor will transfer the related Trust Estate to the related Trust. In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to the Transferor and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.


Master Servicer

Advanta Mortgage Corp. USA. See "The Master Servicer" and "The Pooling and Servicing Agreement--Removal and Resignation of the Master Servicer."


Sub-Servicers

Originators may act as Sub-Servicers for Mortgage Loans acquired by the Sponsor from such Originators unless all servicing duties relating to such Mortgage Loans have been transferred to the Master Servicer or to a third-party, unaffiliated contract servicer approved by the Master Servicer. See "Mortgage Loan Program--Sub-Servicers."


Trustee

The trustee (the "Trustee") for each series of Securities will be specified in the related Prospectus Supplement.

The Securities

Issuance of Securities.


Each series of Securities will be issued at the direction of the Sponsor by a separate Trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (each, a "Mortgage Pool") of conventional, one- to four-family residential mortgage loans or multi- family residential mortgage loans (the "Mortgage Loans") or certificates of interest or participation therein, acquired by such Trust from the Sponsor. The Sponsor will acquire the Mortgage Loans from one or more of the Originators. The Securities issued by any Trust may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related

Prospectus Supplement. Securities which represent beneficial ownership interests in the related Trust will be referred to as "Certificates" in the related Prospectus Supplement; Securities which represent debt issued by the related Trust will be referred to as "Notes" in the related Prospectus Supplement.


Each Trust will be established pursuant to an agreement (each, a "Trust Agreement") by and between the Sponsor and the Trustee named therein. Each Trust Agreement will describe the related pool of assets to be held in trust (each such asset pool, the "Trust Estate"), which will include the related Mortgage Loans and, if so specified in the related Prospectus Supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of Credit Enhancement.


The Mortgage Loans held by each Trust will be master serviced by the Master Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Master Servicer and the related Trustee.


With respect to Securities that represent debt issued by the related Trust, the related Trust will enter into an indenture (each, an "Indenture") by and between such Trust and the trustee named on such Indenture (the "Indenture Trustee"), as set forth in the related Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related Trust Agreement.


In the case of any individual Trust, the contractual arrangements relating to the establishment of the Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Pooling and Servicing Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities.


Securities Will Be Recourse to the Assets of the Related Trust Only.


The sole source of payment for any series of Securities will be the assets of the related Trust (i.e., the related Trust Estate). The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Sponsor, the Master Servicer, any Sub-Servicer, any Originator or any Person other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust Estate, such Securities will represent the ownership of such Trust Estate; with respect to Securities that represent debt issued by the related Trust, such Securities will be secured by the related Trust Estate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement.


General Nature of the Securities as Investments.


The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.


A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.


If so provided in the related Prospectus Supplement, a series of Securities may include one or more other classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more other classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans.


In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.


Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior

Securities and Subordinate Securities), and following any required deposits to any reserve account which may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust will first be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.


No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.


General Payment Terms of Securities.


As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.


The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.


Each Pooling and Servicing Agreement will describe a period (each, a "Remittance Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Master Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.


In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.


The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current distribution of principal payments to the specified Securityholders and an acceleration of the amortization of such Securities.


Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Master Servicer, any Sub-Servicer, any Originator or any of their affiliates.


No Investment
Companies

Neither the Sponsor nor any Trust will register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").


Cross-Collateralization

Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Estate only. However, as may be described in the related Prospectus Supplement, a Trust Estate may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one series of Securities, such as a master reserve account or a master insurance policy. Notwithstanding the foregoing, unless specifically described otherwise in the related Prospectus Supplement, no collections on any Mortgage Loans held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one series of Securities).

The Mortgage  Pools

Unless otherwise specified in the related Prospectus Supplement, each Trust Estate will consist primarily of Mortgage Loans secured by liens on one- to four-family residential or multi-family properties ("Mortgages"), located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. All Mortgage Loans will have been acquired by the related Trust from the Sponsor. All Mortgage Loans will have been originated either by (x) one or more institutions affiliated with the Sponsor (such affiliated institutions, the "Affiliated Originators") or (y) one or more institutions not affiliated with the Sponsor (such unaffiliated institutions, the "Unaffiliated Originators"). The Mortgage Loans originated by the Affiliated Originators generally will have been originated pursuant to the standard underwriting guidelines (the "Sponsor's Guidelines") set forth in the Sponsor's guide for originators (the "Sponsor's Originator Guide"), as modified from time to time. The Mortgage Loans originated by the Unaffiliated Originators may be originated either (i) generally pursuant to the Sponsor's Guidelines; (ii) generally pursuant to such Unaffiliated Originators' underwriting guidelines as approved by the Sponsor ("Approved Guidelines"); or (iii) generally pursuant to such Originators' underwriting guidelines and purchased by the Sponsor in a bulk acquisition ("Bulk Acquisition"). See "Mortgage Loan Program." For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The Mortgage Pools--The Mortgage Loans."


A Current Report on Form 8-K will be available to purchasers or underwriters of the related series of Securities and will generally be filed, together with the related Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of such series.

Forward Commitments;
  Pre-Funding

A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans (the "Subsequent Mortgage Loans") to such Trust following the date on which such Trust is established and the related Securities are issued. Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. In addition, the Forward Purchase Agreement states that the Depositor shall only transfer the Subsequent Mortgage Loans upon the satisfaction of certain conditions including that the Depositor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee opinions of counsel (including bankruptcy, corporate and tax opinions) with respect to the transfer of the Subsequent Mortgage Loans. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre- Funding Account in one or more transfers. Each Forward Purchase

Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.


Credit Enhancement

If so specified in the Prospectus Supplement, the Trust Estate with respect to any series of Securities may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund or other type of Credit Enhancement to provide full or partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of the related class of Equity Securities, and/or by subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among groups of Mortgage Assets or overcollateralization. Unless otherwise specified in the related Prospectus Supplement, any mortgage pool insurance policy will have certain exclusions from coverage thereunder, which will be described in the related Prospectus Supplement, which may be accompanied by one or more separate Credit Enhancements that may be obtained to cover certain of such exclusions. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."


Advances

As to be described in the related Prospectus Supplement, the Master Servicer may be obligated to make certain advances with respect to payments of delinquent scheduled interest and/or principal on the Mortgage Loans, but only to the extent that the Master Servicer believes that such amounts will be recoverable by it. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as provided herein under "Description of the Securities--Advances" either from recoveries on the specific Mortgage Loan or, with respect to any such advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series.


As to be described in the related Prospectus Supplement, the Master Servicer may be required to pay Compensating Interest as defined hereafter under "Description of the Securities--Advances."


In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Master Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Mortgage Loan. See "Description of the Securities--Advances."


Optional Termination

The Master Servicer, the Sponsor, or, if specified in the related Prospectus Supplement, the holders of the related class of Equity Securities or the Credit Enhancer may at their respective option effect early retirement of a series of Securities through the purchase of the Mortgage Loans and other assets in the related Trust Estate under the circumstances and in the manner set forth herein under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" and in the related Prospectus Supplement.


Mandatory Termination

The Trustee, the Master Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate or otherwise, under other circumstances and in the manner specified in "The Pooling and Servicing Agreement--Termination; Retirement of Securities" and in the related Prospectus Supplement.


Legal Investment

Not all of the Mortgage Loans in a particular Mortgage Pool may represent first liens. Accordingly, as disclosed in the related Prospectus Supplement, certain classes of Securities offered hereby and by the related Prospectus Supplement may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.


Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain classes of Securities. Any such institution should consult its own legal advisors in determining whether and to what extent a class of Securities constitutes legal investments for such investors. See "Legal Investment" herein.


ERISA Considerations

A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each such entity, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA Considerations" herein.


Certain Federal Income
  Tax Consequences

Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests ("Grantor Trust Securities") in a Trust treated as a grantor trust under applicable provisions of the Code, (ii) "regular interests" ("REMIC Regular Securities") or "residual interests" ("REMIC Residual Securities") in a Trust treated as a REMIC (or, in certain instances, containing one or more

REMIC's) under Sections 860A through 860G of the Code, (iii) debt issued by a Trust ("Debt Securities") (iv) interests in a Trust which is treated as a partnership ("Partnership Interests"), or, on or after September 1, 1997, (v) "regular interests" ("FASIT Regular Securities"), "high-yield interests" ("FASIT High-Yield Securities") or an ownership interest in a Trust treated as a FASIT (or, in certain circumstances containing one or more FASITs under Sections 860H through 860L of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


Registration of Securities

Securities may be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities-- Form of Securities" herein.


Ratings

Each class of Fixed-Income Securities offered pursuant to the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the related Trust will be able to make timely payment of all amounts due on the related Fixed-Income Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

Equity Securities will not be rated.

The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Securities will not be listed on any securities exchange.

         Limited Obligations. The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Sponsor, the Master Servicer, any Originator (as defined herein) or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Sponsor, the related Originators and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Sponsor, Master Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Securities, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among Mortgage Assets and/or overcollateralization. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."

RISKS OF THE MORTGAGE LOANS

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has generally been the practice of the Master Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Securities that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming Credit and Non-Traditional Loans. The Sponsor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Sponsor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. Certain of the types of loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Mortgage Loan Program."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Sponsor, the Originators, the Master Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, Delinquency Advances, Servicing Advances, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Securityholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and

Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Environmental Legislation."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Sponsor or the Master Servicer will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related Current Report on Form 8-K.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Related Matters."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. If the Master Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Master Servicer or an Originator, such violations may materially impact the financial ability of the Sponsor to continue to act as Master Servicer or the ability of an Originator to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Yield and Prepayment Considerations. The yield to maturity of the Securities of each series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities or Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of the Securityholders or of the related Credit Enhancer, if any. See "The Pooling and Servicing Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Form of Securities."
         The Status of the Mortgage Loans in the Event of Bankruptcy of the Sponsor or an Originator. In the event of the bankruptcy of the Sponsor or an Originator at a time when it or any affiliate thereof holds an Equity Security, a trustee in bankruptcy of the Sponsor, an Originator, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Sponsor, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Sponsor, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Rating. The rating of Securities credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities. See "Ratings" in the Prospectus Supplement.

                                   THE TRUSTS

         A Trust for any series of Securities will include the primary mortgage assets ("Mortgage Assets") consisting of (A) a Mortgage Pool comprised of (i) Single Family Loans, (ii) Multi-family Loans, (iii) Cooperative Loans, (iv) Contracts, (v) Home Improvement Loans, or (vi) other loans or (B) certificates of interest or participation in the items described in clause (A) or in pools of such items, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such primary Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Sponsor, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust or may represent debt secured by the related Mortgage Loans.

         The following is a brief description of the Mortgage Assets expected to be included in the related Trusts. If specific information respecting the primary Mortgage Assets is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

         The Mortgage Loans--General. The real properties and Manufactured Homes, as the case may be, that secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans or Contracts will be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). If specified in the related Prospectus Supplement, Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. Unless otherwise described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by any government agency or other insurer.

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. If provided for in the Prospectus Supplement, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, and the amount of any difference may be contributed from
         (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the originator of the Mortgage Loan or another source (including the Master Servicer or the related Originator and the builder of the Mortgaged Property) and placed in a custodial account (the "Buydown Account") and
         (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and interest accrued during such period is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the related Originator.

                  (e) As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving home equity loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Estate described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Except as otherwise described in the related Prospectus Supplement or in the related Current Report on Form 8-K, interest will be calculated on each Mortgage Loan pursuant to one of three methods:

                  Date of Payment Loans. Date of Payment Loans provide that interest is charged to the Mortgagor at the applicable Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment. Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. On the other hand, if a Mortgagor makes a payment (other than a prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than it would have occurred had it been based on the original amortization schedule of such Note.

                  Actuarial Loans. Actuarial Loans provide that interest is charged to the Mortgagor thereunder, and payments are due from such Mortgagor, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                  Rule of 78's Loans. A Rule of 78's Loan provides for the payment by the related Mortgagor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated Mortgage Rate for the term of the Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's." Under a Rule of 78's Loan, the amount of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the loan by a fraction derived as described below.

         The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Loan has as its denominator a number equal to the sum of a series of numbers. The series of numbers begins with one and ends with the number of monthly payments due under the loan. For example, with a loan providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of original payments to stated maturity less the number of payments made up to but not including the current month. Accordingly, in the example of a twelve-month loan, the fraction for the first payment is, for the second payment, for the third party, and so on through the final payment, for which the fraction is. The applicable fraction is then multiplied by the total add-on interest payable over the entire term of the loan, and the resulting amount is the amount of add-on interest "earned" that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction. Rule of 78's Loans are non-level yield instruments. The yield in the initial months of a Rule of 78's Loan is somewhat higher than the stated Mortgage Rate (computed on an actuarial basis) and the yield in the later months of the loan is somewhat less than such stated Mortgage Rate.

         The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Mortgage Pool;

such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "Statistic Calculation Date") which may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Mortgage Pool (in all cases as of the Statistic Calculation Date) (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iv) the original terms to stated maturity of the Mortgage Loans, (v) the weighted average remaining term to maturity of the Mortgage Loans and the range of the remaining terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the weighted average CLTV and the range of CLTV's of the Mortgage Loans at origination,
(viii) the weighted average Mortgage Rate or annual percentage rate (as determined under Regulation Z) (the "APR") and ranges of Mortgage Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having adjustable rates, the weighted average of the adjustable rates and indices, if any; (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions; (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such Mortgage Pool; (xii) a description of any standard hazard insurance required to be maintained with respect to each Mortgage Loan; (xiii) a description of any Credit Enhancement to be provided with respect to all or any Mortgage Loans or the Mortgage Pool; and (xiv) the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities.

         The loan-to-value ratio (the "LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to appraised value of the related Mortgaged Property (unless otherwise disclosed in the related Prospectus Supplement or in the related Current Report on Form 8-K, less the amount, if any, of the premium for any credit life insurance) at the time of origination of the Mortgage Loan or, in the case where the Mortgage represents a purchase money instrument, the lesser of (a) the appraised value or (b) the purchase price. The combined loan-to-value ratio (the "CLTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan (unless otherwise disclosed in the related Prospectus Supplement or in the related Current Report on Form 8-K, less the amount, if any, of the premium for any credit life insurance) plus the then-current principal balance of all mortgage loans (each, a "Senior Lien") secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation (which may in certain instances include estimated increases in value as a result of certain home improvements to be financed with the proceeds of such Mortgage Loan) made at the time of origination of the Mortgage Loan. If the related Mortgagor will use the proceeds of the Mortgage Loan to refinance an existing Mortgage Loan which is being serviced directly or indirectly by the Master Servicer, the requirement of an appraisal or other valuation at the time the new Mortgage Loan is made may be waived. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the CLTV of a Contract relating to a new Manufactured Home, the value of such Manufactured Home will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified herein or in the related Prospectus Supplement, the value of a used Manufactured Home will be either (x) the appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums or (y) the sum of (i) the appraised value of the land to which the Manufactured Home is attached and (ii) the appraised value of the Manufactured Home. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans

(plus any additional financing by other lenders on the same Mortgaged Properties) in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry.

         Certain Mortgage Loans may be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the mortgagee under any related senior mortgage(s). The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Junior Lien Loans in a Mortgage Pool will be available to satisfy the principal balance of such Junior Lien Loans only to the extent that the claims, if any, of all related senior mortgagees, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Junior Lien Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Junior Lien Loans in its loan portfolios, it has been the Master Servicer's practice to satisfy each senior mortgage at or prior to a foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the Mortgage Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that losses on the Mortgage Loans are not covered by Credit Enhancements, such losses will be borne, at least in part, by the Securityholders of the related series.

         The Sponsor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Master Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Sponsor and the Originators with respect to a series of Securities will be to provide (or, where the Sponsor or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such series of Securities the Sponsor's or Originator's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Originators as more fully described herein under "Mortgage Loan Program--Qualifications of Originators" and "The Pooling and Servicing Agreement") and its obligation, as described in the related Prospectus Supplement, to make certain cash advances in the event of delinquencies in payments on, or prepayments received with respect to, the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         Single Family and Cooperative Loans. Unless otherwise specified in the Prospectus Supplement, single family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties ("Single Family Loans"). The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties.

         If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low- or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

         Multi-family Loans. Multi-family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on rental apartment buildings or projects containing five or more residential units ("Multi-family Loans").

         Mortgaged Properties that secure Multi-family Loans may include high-rise, mid-rise and garden apartments. Certain of the Multi-family Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multi-family Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

         Home Improvement Loans. Unless otherwise specified in the Prospectus Supplement, loans to make home improvements may be secured by first or junior liens on conventional one- to four-family residential properties and multi-family residential properties ("Home Improvement Loans"). Home Improvement Loans may be conventional, or may be partially insured by the Federal Housing Administration ("FHA") or another federal or state agency, as specified in the related Prospectus Supplement. The loan proceeds from such Home Improvement Loans are typically disbursed to an escrow agent which, according to guidelines established by the Originators, releases such proceeds to the contractor upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the Mortgagor for loan origination including origination points and appraisal, legal and title fees, are often included in the amount financed. In addition, Home Improvement Loans generally provide additional security to a first or junior mortgage loan because home improvements typically retain or increase the value of a property.

         Contracts. Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home ("Contracts"). Contracts may be conventional, insured partially by the FHA or partially guaranteed by the Veterans Administration, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

         Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the Mortgage Rates or the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Statistic Calculation Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

                               THE MORTGAGE POOLS

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of (i) conventional Mortgage Loans, minus any stripped portion of the interest payments due under the related Mortgage Note that may have been retained by any Originator or broker ("Originator's Retained Yield"), or any other interest retained by the Sponsor or any affiliate of the Sponsor, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on single-family (i.e., one- to four-family) residential, multi-family properties or mixed use properties, or (ii) certificates of interest or participations in such Mortgage Notes. The Mortgaged Properties will consist primarily of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, mixed use properties and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. If specified in the related Prospectus Supplement relating to a series of Securities, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" include Cooperative Loans, "Mortgaged Properties" include shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" include Cooperative Notes and "Mortgages" include security agreements with respect to Cooperative Notes.

         Each Mortgage Loan will be selected by the Sponsor for inclusion in a Mortgage Pool from among mortgage loans originated by one or more institutions affiliated with the Sponsor (such affiliated institutions, the "Affiliated Originators"), or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the RTC, the FDIC and other mortgage loan originators or purchasers not affiliated with the Sponsor (such unaffiliated institutions, the "Unaffiliated Originators" and, collectively with the Affiliated Originators, the "Originators"), all as described below under "Mortgage Loan Program." The characteristics of the Mortgage Loans will be described in the related Prospectus Supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Sponsor for inclusion in such Mortgage Pool.

         Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate (except in those limited situations whereby certain collections on any Mortgage Loans in a related Mortgage Pool in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one series of Securities).

THE MORTGAGE POOLS

         Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States and (iii) consist of one or more of the following types of mortgage loans:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

                  (2) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Mortgage Rate that adjusts periodically, at the intervals described in the related Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity,
         (ii)
         weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index, and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

                  (3) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such mortgage loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (4) Balloon mortgage loans ("Balloon Loans"), which are mortgage loans having original or modified terms to maturity of generally 5 to 15 years as described in the related Prospectus Supplement, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount");

                  (5) Modified mortgage loans ("Modified Loans"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans;

                  (6) Another type of mortgage loan described in the related Prospectus Supplement; or

                  (7) As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of Revolving Credit Line Loans. Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Estate described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain either or both of the following types of mortgage loans (i) ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans and (ii) fixed rate mortgage loans which allow the Mortgagors to convert the fixed rates on such Mortgage Loans to an adjustable rate at some point during the life of such Mortgage Loans (each such Mortgage Loan described in (i) and (ii) above, a "Convertible Mortgage Loan").

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be Buydown Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the Buydown Period will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) Buydown Funds funded by the Originator of the Mortgaged Property or another source (including the Master Servicer or the related Originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account." The terms of the Buydown Mortgage Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

         The Sponsor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (Sub-Servicers), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities." With respect to those Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans, unless otherwise described in the related Prospectus Supplement.

         The Sponsor and/or certain Originators may make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program--Representations by Originators," "--Sub-Servicing by Originators" and "Description of the Securities--Assignment of Mortgage Loans," and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities--Advances"). The obligation of the Master Servicer to make delinquency advances will be limited to the extent, in its good faith business judgment such delinquency advances would be ultimately recoverable from the proceeds of liquidation of the Mortgage Loans. See "Description of the Securities--Advances."

                              MORTGAGE LOAN PROGRAM

         As a general matter, the Sponsor's Mortgage Loan program will consist of the origination and packaging of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. However, certain of the Mortgage Loans will relate to FNMA or FHLMC conforming credits.

         The Mortgagors generally will have taken out the related Mortgage Loans for one or more of four reasons: (i) to purchase the related Mortgaged Property,
(ii) to refinance an existing mortgage loan on more favorable terms, (iii) to consolidate debt, or (iv) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property; the Mortgage Loans described in (i) are commonly referred to as purchase money loans and the Mortgage Loans described in (ii), (iii) and (iv) on the whole are commonly referred to as home equity loans.

         It is the Sponsor's practice to solicit existing Mortgagors with respect to the possible refinancing of their existing Mortgages.

UNDERWRITING GUIDELINES

         As more fully described below under "Qualifications of Originators" and as may also be described in greater detail in the related Prospectus Supplement, there are various types of Originators that may participate in the Sponsor's Mortgage Loan Program. Under the Sponsor's Mortgage Loan Program, the Sponsor purchases and originates Mortgage Loans pursuant to three types of underwriting guidelines: (1) standard underwriting guidelines according to the Sponsor's Originator Guide, as modified from time to time, used by Affiliated Originators and Unaffiliated Originators ("Sponsor's Guidelines"), (2) underwriting guidelines utilized by certain Unaffiliated

Originators and approved by the Sponsor ("Approved Guidelines"), and (3) underwriting guidelines ("Bulk Guidelines") used by Unaffiliated Originators of portfolios of Mortgage Loans subsequently purchased in whole or part by the Sponsor as bulk acquisitions ("Bulk Acquisitions"). The respective underwriting guidelines are described below.

         Sponsor's Guidelines. The Sponsor's Guidelines are set forth in the Sponsor's Originator Guide. The Sponsor's Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the resulting Securities.

         Mortgage Loans originated by Affiliated Originators generally will, and Mortgage Loans originated by Unaffiliated Originators may have been, originated in accordance with the Sponsor's Guidelines as set forth in the Sponsor's Originator Guide. However, certain of the Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such Affiliate's mortgage loan programs, no income or asset verifications were required. In addition, certain Originators may originate Mortgage Loans in satisfaction of specified requirements of federal or state law applicable to certain Originators, such as, by way of illustration, the federal Community Reinvestment Act of 1977, which is applicable to banks; such Mortgage Loans generally will not have been originated pursuant to the Sponsor's standard underwriting guidelines applicable to nonconforming loans but may have been originated pursuant to alternative guidelines applicable to such loans. The Sponsor will not review any Affiliated Originator mortgage loans for conformity with the Sponsor's Guidelines set forth in the Sponsor's Originator Guide. The Sponsor generally will review or cause to be reviewed only a limited portion of the Mortgage Loans in any delivery of Mortgage Loans from Unaffiliated Originators for conformity with the Sponsor's Originator Guide.

         The following is a brief description of the Sponsor's Guidelines set forth in the Sponsor's Originator Guide customarily and currently employed by the Sponsor. The Sponsor believes that these standards are consistent with those generally used by lenders in the business of making mortgage loans based on non-conforming credits. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan granted. The general appreciation in value of real estate experienced in the past has been a factor in limiting the Master Servicer's loss experience on its portfolio of one- to four-family residential mortgage loans. However, the past pattern of appreciation in value of the real property securing such loans has not continued, and a depreciation in value has occurred and may continue to occur in some market areas, and may occur in others.

         The Sponsor's Guidelines permit the origination and purchase of mortgage loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, the Sponsor's Guidelines require an analysis of the equity in the collateral, the payment history of the borrower, the borrower's ability to repay debt, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV is required for lower gradations of credit quality and higher property values.

         The Sponsor's Guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years or, in the case of a balloon mortgage, generally amortize based on a 30-year or less amortization schedule with a due date and a "balloon" payment due prior to the 30 year period.

         The homes used for collateral to secure the loans may be either owner occupied (which includes second and vacation homes) or non-owner occupied investor properties which, in either case are single-family residences (which may be detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Sponsor's Guidelines require that the CLTV of a Mortgage Loan generally not exceed 85%, after taking into account the amount of any primary mortgage insurance applicable to such Mortgage Loan.

         If a senior mortgage exists, the lender may first review the senior mortgage documentation. If it contains open end advance or negative amortization provisions, the maximum potential senior mortgage balance may be used, although for certain of the Sponsor's products the current balance may be used in calculating the CLTV which determines the maximum loan amount. The Sponsor's Guidelines do not permit the origination or purchase of loans where the senior mortgage contains a provision pursuant to which the senior mortgagee may share in any appreciation of the Mortgaged Property.

         In most cases, the value of each property proposed as security for a mortgage loan is required to be determined by a full appraisal. A limited appraisal of a property, conducted on a drive-by basis, may be utilized. Two full appraisals are generally required for properties valued over $500,000.

         Appraisals are required to be completed by qualified professional appraisers. The Sponsor evaluates the performance of appraisers and maintains a current disapproved appraiser list.

         The Sponsor's Guidelines have provided for the origination of loans under three general loan programs: (i) a full verification program for salaried or self-employed borrowers, (ii) a "lite" documentation program for borrowers who may have income which cannot be verified by traditional methods and (iii) a non-income verification program for self-employed borrowers only. However, the Sponsor's Guidelines allow for certain borrowers with existing loans to refinance such loans with either limited, or no, verification of income. The Sponsor may also purchase pools of loans which may include some loans originated under a non-income verification program. For the Sponsor's full verification process, each mortgage applicant is required to provide, and the Sponsor or its designee is required to verify, personal financial information. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally (in the absence of countervailing considerations, such as a lower Combined Loan-to-Value Ratio or a price adjustment) should not exceed the applicant's ability to pay. Applicants who are salaried employees must provide current employment information in addition to recent employment history. The Sponsor or its designee verify this information for salaried borrowers based on written confirmation from employers or a combination of the most recent pay stub, the most recent W-2 tax form and telephone confirmation from the employer. Self-employed applicants are generally required to be self-employed in the same field for a minimum of two years. The self-employed applicant is generally required to provide personal and business financial statements and signed copies of complete federal income tax returns (including schedules) filed for the most recent two years. For the Sponsor's "lite" documentation program the borrower must establish proof of cash flow trends to support the borrower's income. Such proof can include business bank statements or personal bank statements. For the Sponsor's non-income verifier program, proof of two year's history of self-employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the senior mortgage balance, if any, the status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

         In connection with purchase-money loans, the Sponsor's Guidelines require (x) (i) an acceptable source of downpayment funds, (ii) verification of the source of the downpayment funds and (iii) adequate cash reserves or (y) adequate equity in the collateral property.

         Certain laws protect loan applicants by offering them a time frame after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         Unless otherwise disclosed in the related Prospectus Supplement, the Sponsor's Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each Mortgage Loan it purchases. The Sponsor, the related Originator and/or their assignees generally are named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the related mortgage loan exceeds replacement value (the cost of rebuilding the subject property, which generally does not include land value), insurance equal to replacement value may be accepted. The Sponsor or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Sponsor or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

         Approved Guidelines. The Sponsor may cause a Trust to acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Sponsor's Guidelines as set forth in the Sponsor's Originator Guide. Certain of the Mortgage Loans will be acquired in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing acquisitions of Mortgage Loans by the Sponsor, from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Sponsor. Certain other Mortgage Loans will be acquired from Originators that will represent that the Mortgage Loans were originated pursuant to underwriting guidelines determined by a mortgage insurance company acceptable to the Sponsor. The Sponsor will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence of a Mortgage Loan conforming to applicable underwriting standards. Such certifications likely will have been issued before the purchase of the Mortgage Loan by the Sponsor. The Sponsor only will perform random quality assurance reviews on Mortgage Loans delivered with such certifications.

         The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards of insurance companies may vary substantially from the Sponsor's Guidelines. All of the underwriting guidelines will provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability or the adequacy of the Mortgaged Property as collateral, or a combination of both. Due to the variety of underwriting guidelines and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various underwriting guidelines applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting guidelines performed by the Sponsor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances.

         Bulk Guidelines. Bulk portfolios of Mortgage Loans may be originated by a variety of Originators under several different underwriting guidelines. For bulk portfolios which are seasoned for a period of time, the Sponsor's underwriting review of bulk portfolios of Mortgage Loans focuses primarily on payment histories and estimated current values based on estimated property appreciation or depreciation and loan amortization. Mortgage Loans that conform to the related Bulk Guidelines may not conform to the requirements of either the Sponsor's Guidelines or the Approved Guidelines. For example, the Sponsor may purchase Mortgage Loans in bulk portfolios with Combined Loan-to-Value Ratios in excess of that required under the Sponsor's Guidelines, without title insurance, or with nonconforming appraisal methods such as tax assessments. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Originator must meet certain minimum requirements, as modified from time to time, by the Sponsor. The Sponsor generally will cause the Mortgage Loans acquired in a Bulk Acquisition to be reunderwritten on a sample basis. Such reunderwriting may be performed by the Sponsor, the Master Servicer or by a third party acting at the direction of the Sponsor.

         Quality Control. The Master Servicer maintains a quality control department which generally reviews loans originated by Affiliated Originators. The quality control department randomly selects a portion of the files for underwriting review. The Sponsor or its Affiliated Originators also cause appraisal reviews to be performed on a random sample of loan production.

         A periodic report is distributed to senior management and the production offices describing material exceptions to underwriting and appraisal guidelines, legal and regulatory requirements and variances based on the reverification process. Appraisers demonstrating chronic errors, omissions or large valuation errors are removed from the approved appraiser list. Training programs, additional audits and performance evaluations for underwriting personnel and management are influenced by the results of the quality control review.

         The Sponsor generally will cause Mortgage Loans acquired from Unaffiliated Originators to be (i) reunderwritten for the purpose of determining whether such Mortgage Loans were originated in accordance with the applicable underwriting guidelines, (ii) reviewed to assess the accuracy of the appraised values, and (iii) audited to determine the accuracy of the loan computer system as compared to the loan files. Such process may consist of a review of all such Mortgage Loans or may be performed on a sample basis. Such reunderwriting may be performed by the Sponsor, the Master Servicer or a third party acting at the direction of the Sponsor.

QUALIFICATIONS OF ORIGINATORS

         Each Originator from which a Mortgage Loan is acquired will have been accepted by the Sponsor for participation in the Sponsor's mortgage loan program. Certain Unaffiliated Originators ("Conduit Participants") may be qualified to enter into agreements to sell mortgage loans to the Sponsor pursuant to Master Commitments which provide for the periodic purchase and sale of loans meeting certain specified requirements.

         Loans acquired from Unaffiliated Originators other than Conduit Participants will be acquired on a "spot" basis, or in connection with a Bulk Acquisition. Unless otherwise described in the related Prospectus Supplement with respect to certain specified Unaffiliated Originators (in which case any remedies for breach will lie only against such Unaffiliated Originator), the Sponsor will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator, with respect to the Mortgage Loans originated by it and acquired by a Trust.

         All Conduit Participants must have received a satisfactory review by the Sponsor of its operating procedures. All Unaffiliated Originators will have delinquency and foreclosure rates monitored and maintained at levels acceptable to the Sponsor. All Unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards. However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Sponsor's Originator Guide may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

         The Resolution Trust Corporation (the "RTC") or the Federal Deposit Insurance Corporation (the "FDIC") (either in their respective corporate capacities or as receiver or conservator for a depository institution) may also be an Originator of the Mortgage Loans. The RTC and the FDIC are together referred to as the "Federal Corporations". The RTC was established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which was enacted in response to the financial crisis of the thrift industry and the Federal Savings and Loan Insurance Corporation. The purpose of FIRREA is to restore the public's confidence in the savings and loan industry in order to ensure a viable system of affordable housing finance as well as to improve the supervision of savings associations and promote the independence of the FDIC. The FDIC is an independent executive agency originally established by the Banking Act of 1933 to insure the deposits of all banks entitled to federal deposit insurance under the Federal Reserve Act and Federal Deposit Insurance Act. The FDIC administers the system of nationwide deposit insurance (mutual guaranty of deposits) for United States Banks and, together with the United States Comptroller of the Currency, regulates in areas related to the maintenance of reserves for certain types of deposits, the maintenance of certain financial ratios, transactions with affiliates and a broad range of other banking practices.

         The Sponsor monitors the Originators and the Sub-Servicers under the control of a Federal Corporation, as well as those Originators and Sub-Servicers that are insolvent or in receivership or conservatorship or otherwise financially distressed. Such Originators may not be able or permitted to repurchase Mortgage Loans for which there has been a breach of representation and warranty. Moreover, any such Originator may make no representations and warranties with respect to Mortgage Loans sold by it. The Federal Corporations (either in their respective corporate capacities or as receiver for a depository institution) may also originate Mortgage Loans, in which event neither the related Federal Corporation nor the depository institution for which such Federal Corporation is acting as receiver may make representations and warranties with respect to the Mortgage Loans that such Federal Corporation sells, or such Federal Corporation may make only limited representations and warranties (for example, that the related legal documents are enforceable). A Federal Corporation may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty. If as a result of a breach of representation and warranty an Originator is required to repurchase a Mortgage Loan but is not permitted or otherwise fails to do so or if representations and warranties are not made by an Originator, to the extent that neither the Sponsor nor any other entity has assumed the representations and warranties or made representations and warranties, neither the Sponsor nor that entity will be required to repurchase such Mortgage Loan and, consequently such Mortgage Loan will remain in the related Mortgage Pool and any related losses will be borne by the Securityholders or by the related Credit Enhancement, if any. In addition, loans which are purchased either directly or indirectly from a Federal Corporation may be subject to a contract right of such Federal Corporation to repurchase such loans under certain limited circumstances.

SUB-SERVICERS

         Each Originator of a Mortgage Loan will act as Sub-Servicer for such Mortgage Loan pursuant to an agreement between the Master Servicer and the Sub-Servicer (a "Sub-Servicing Agreement") unless the servicing obligations are released to the Master Servicer or transferred to a servicer approved by the Master Servicer. An Affiliated Originator of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain additional standards with respect to its mortgage loan servicing portfolio, GAAP tangible net worth and other specified qualifications.

REPRESENTATIONS BY ORIGINATORS

         Unless otherwise specified in the related Prospectus Supplement, each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator and evidenced by a series of Securities. Such representations and warranties generally include, among other things, that at the time of the sale by the Originator to the Sponsor of each Mortgage Loan:
(i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the related Cut-Off Date;
(ii) each Mortgage Loan being transferred to the Trust which is a REMIC is a qualified mortgage under the REMIC provisions of the Code and is a Mortgage;
(iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling or a multi-family structure, which may include condominiums and townhouses; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

         Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Originator in respect of a Mortgage Loan will be made as of the date on which such Originator sells the Mortgage Loan to the Sponsor; the date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related series of Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the later date of issuance of the related series of Securities.

         The Sponsor will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it acquires a Mortgage Loan from an Originator insofar as such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, such Originator and/or the Sponsor will be obligated to purchase from the related Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and the Originator's Retained Yield, if any, together with, without duplication, the aggregate amount of all delinquent interest, if any, net of Servicing Advances.

         Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by an Originator and/or the Sponsor, as provided above, rather than repurchase the Mortgage Loan, the Master Servicer may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and cause the Sponsor to substitute in its place another Mortgage Loan of like kind (a "Qualified

Replacement Mortgage" as such term is defined in the related Pooling and Servicing Agreement). With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Securities, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, an Unaffiliated Originator generally will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Master Servicer in the event the Originator fails to honor such obligation. If the Originator fails to repurchase or substitute a loan and no breach of the Sponsor's representations has occurred, the Originator's purchase obligation will in no event become an obligation of the Sponsor. Unless otherwise specified in the related Prospectus Supplement, the foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Originator in its capacity as a seller of Mortgage Loans to the Sponsor.

         Unless otherwise described in the related Prospectus Supplement with respect to certain Unaffiliated Originators (in which case any remedies for breach will lie only against such Unaffiliated Originator), the Sponsor will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator with respect to the Mortgage Loans originated or purchased by it and acquired by a Trust.

         Notwithstanding the foregoing with respect to any Originator that requests the Master Servicer's consent to the transfer of sub-servicing rights relating to any Mortgage Loans to a successor servicer, the Master Servicer may release such Originator from liability, under its representations and warranties described above, upon the assumption by such successor servicer of the Originator's liability for such representations and warranties as of the date they were made. In that event, the Master Servicer's rights under the instrument by which such successor servicer assumes the Originator's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Originator" for purposes of the foregoing provisions.

SUB-SERVICING BY ORIGINATORS

         Each Originator of a Mortgage Loan will act as the Sub-Servicer for such Mortgage Loan pursuant to a Sub-Servicing Agreement unless servicing is released to the Master Servicer or has been transferred to a servicer approved by the Master Servicer. The Master Servicer may, in turn, assign such sub-servicing to designated sub-servicers that will be qualified Originators and may include affiliates of the Sponsor. While such a Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that, if for any reason the Master Servicer for such series of Securities is no longer the master servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, with the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of hazard insurance and filing and settlement of claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. A Sub-Servicer also may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Securities--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-

Servicer may also be obligated to deposit amounts in respect of Compensating Interest to the related Principal and Interest Account in connection with prepayments of principal received and applied to reduce the outstanding principal balance of a Mortgage Loan. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, a Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Sponsor's loan purchase programs, but only with the prior written approval of the Master Servicer.

         As compensation for its servicing duties, the Sub-Servicer may be entitled to a Base Servicing Fee. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be entitled to reimbursement for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield."

         Each Sub-Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer is required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is terminated earlier by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or following a specified period after notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Sub-Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Master Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer either must be an Originator, meet the standards for becoming an Originator or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Master Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and the related Prospectus Supplement.

         The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series of Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

         Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

         No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

         General Payment Terms of Securities. As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and, in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month which precedes such Payment Date.

         The related Prospectus Supplement and the Pooling and Servicing Agreement will describe a period (a "Remittance Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Master Servicer to the related Trustee prior to the related Payment Date and will be used to distribute payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Master Servicer, any Sub-Servicer, any Originator or any of their affiliates.

         Unless otherwise specified in the Prospectus Supplement with respect to a series, Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) a pool of Mortgage Loans (and the related mortgage documents) or certificates of interest or participations therein underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Originator's Retained Yield or other interest retained by the related Originator, the Sponsor or any of its affiliates with respect to each such Mortgage Loan; (ii) certain other assets including, without limitation, payments and collections in respect of the Mortgage Loans due, accrued or received, as described in the related Prospectus Supplement, on and after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (iv) hazard insurance policies and primary insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of Credit Enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Estate includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

FORM OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Physical Certificates"), rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

         None of the Company, the Originators, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of a series of Securities, the Sponsor will cause the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with, unless otherwise specified in the related Prospectus Supplement, all payments and collections in respect of the Mortgage Loans due, accrued or received, as described in the related Prospectus Supplement on or after the related Cut-Off Date. If specified in the related Prospectus Supplement, the Sponsor or any of its affiliates may retain the Originator's Retained Yield, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Sponsor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-Off Date, as well as information regarding the Mortgage Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Mortgage Note.

         In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to the Transferor and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.

         The related Prospectus Supplement will describe any applicable requirements relating to the delivery of documents, such as the related Notes, and the preparation and/or filing of transfer documentation, such as assignments of Mortgage, in connection with the establishment of the related Trust. To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of the Sponsor's ultimate corporate parent are satisfactory to the Rating Agencies, all or any portion of such document delivery requirements and/or transfer document preparation and filing requirements may be waived, all as to be described in the related Prospectus Supplement.

         A typical provision relating to document delivery requirements would provide that the Sponsor deliver to the Trustee a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. To the extent that such a file containing all or a portion of such items has been delivered to the Trustee, the Trustee will generally be required, for the benefit of the Securityholders, to review each such file within a specified period, generally not exceeding 90 days, to ascertain that all required documents (or certified copies of documents) have been executed and received.

         A typical provision relating to the preparation and filing of transfer documentation would require the Originators to cause to be prepared and recorded, within a specified period, generally not exceeding 75 business days of the execution and delivery of the applicable Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators, to the Trustee; provided, however, that if the Originators furnish to the Trustee and to the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the jurisdictions in which the related Mortgaged Properties are located, then such recording will not be required with respect to such jurisdictions or at the election of the Certificate Insurer, any jurisdiction.

         Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall promptly so notify the Sponsor, which shall notify the related Sub-Servicer or Originator, as the case may be. If the Sub-Servicer or Originator does not cure the omission or defect within a specified period, generally not exceeding 60 days after notice is given to the Sponsor, the Sub-Servicer or Originator, as the case may be, will be obligated to purchase on the next succeeding Remittance Date the related Mortgage Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Master Servicer will be obligated to enforce this obligation of the Sub-Servicer or Originator, as the case may be, to the extent described above under "Mortgage Loan Program--Representations by Originators." Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Sponsor will, however, be obligated to purchase or substitute for such Mortgage Loan if the Sub-Servicer or Originator, as the case may be, defaults on its obligation to do so, and there can be no assurance that a Sub-Servicer or Originator, as the case may be, will carry out any such obligation. Unless otherwise specified in the related Prospectus Supplement, such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

         Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

FORWARD COMMITMENTS; PRE-FUNDING

         A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans (the "Subsequent Mortgage Loans") that could not be delivered by the Sponsor or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. In addition, the Forward Purchase Agreement states that the Depositor shall only transfer the Subsequent Mortgage Loans upon the satisfaction of certain conditions including that the Depositor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee opinions of counsel (including bankruptcy, corporate and tax opinions) with respect to the transfer of the Subsequent Mortgage Loans.

         If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust which elects federal income treatment as a REMIC or as a grantor trust, the related Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

         During the Funding Period, the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments that are rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and that will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment that would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. On payment dates that occur during the Funding Period, the Trustee will transfer any earnings on the moneys in the Pre-Funding Account to the Certificate Account for distribution to the Certificateholders.

         The Pre-Funding Account will be maintained by the Trustee, which must be a bank having combined capital and surplus, generally, of at least $100,000,000, long-term, unsecured debt rated at least investment grade and a long-term deposit rating of at least investment grade.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

         Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") which generally meets the requirements set forth in the Sponsor's Originator Guide from time to time, and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC, provided that any such depository institution must meet certain minimum rating criteria set forth in the Sponsor's Originator Guide. Except as otherwise permitted by the applicable Rating Agencies, a Sub-Servicing Account must be segregated and may not be established as a general ledger account.

         A Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described above under "Mortgage Loan Program--Sub-Servicing by Originators" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below or, if such day is not a business day, the preceding business day), the Sub-Servicer must remit or cause to be remitted to the Master Servicer all funds held in the Sub-Servicing Account with respect to Mortgage Loans that are required to be so remitted. A Sub-Servicer may also be required to make such Servicing Advances and Delinquency Advances and to pay Compensating Interest as set forth in the related Sub-Servicing Agreement.

         The Master Servicer will deposit or will cause to be deposited into the Principal and Interest Account on a daily basis certain payments and collections due, accrued or received, as described in the related Prospectus Supplement on or after to the Cut-Off Date, as specifically set forth in the related Pooling and Servicing Agreement, such as the following except as otherwise provided therein:

                (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Estate;

              (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Sub-Servicer, if any, as its servicing or other compensation;

              (iii) all amounts received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any letter of credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (such amounts, net of related unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances of the Master Servicer or by the related Sub-Servicer, "Net Liquidation Proceeds");

              (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

              (v) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Sponsor, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations by Originators," "--Assignment of Mortgage Loans" above;

              (vi) any amounts required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account, as described below;

              (vii) any amounts required to be deposited in connection with the liquidation of the related Trust; and

              (viii) any amounts required to be transferred from the Distribution Account to the Principal and Interest Account.

         In addition to the Principal and Interest Account, the Sponsor shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Securities (the "Distribution Account"). The Principal and Interest Account and the Distribution Account each must be maintained with a Designated Depository Institution. A "Designated Depository Institution" is an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which have a rating satisfactory to the Rating Agencies and the related Credit Enhancer, if any, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the related Credit Enhancer, if any, each Rating Agency and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association will generally be required to have combined capital, surplus and undivided profits of at least $50,000,000. Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated at a level satisfactory to one or more Rating Agencies if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity. The Distribution Account, the Principal and Interest Account and other accounts described in the related Prospectus Supplement are collectively referred to as "Accounts." All funds in the Distribution Account shall be invested and reinvested by the Trustee for the benefit of the Securityholders and the related Credit Enhancer, if any, as directed by the Master Servicer, in certain defined obligations set forth in the related Pooling and Servicing Agreement ("Eligible Investments"). The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by it that have been deposited into the Principal and Interest Account. All funds in the Principal and Interest Account will be required to be held (i) uninvested, up to limits insured by the FDIC or (ii) invested in Eligible Investments. The Master Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Account.

         To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's corporate parent and satisfactory to the Rating Agencies, the Master Servicer may be permitted to co-mingle Mortgage Loan payments and collections with the Master Servicer's general funds rather than required to deposit such amounts into a segregated Principal and Interest Account.

         Unless otherwise specified in the related Prospectus Supplement, on the day seven days preceding each Payment Date (the "Remittance Date"), the Master Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit in the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Master Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Master Servicer as described herein under "--Advances," any amounts required to be transferred to the Distribution Account from a Reserve Fund, as described under "Credit Enhancement" below, any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" below and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments received by it from any Credit Enhancer to be deposited in the Distribution Account not later than the related Payment Date.

         Unless otherwise specified in the related Prospectus Supplement, the portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to the Originator's Retained Yield generally will not be deposited into the Principal and Interest Account, but will not be paid over to the parties entitled thereto as provided in the related Pooling and Servicing Agreement.

         Funds on deposit in the Principal and Interest Account attributable to Mortgage Loans underlying a series of Securities may be invested in Eligible Investments maturing in general not later than the business day preceding the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer. Funds on deposit in the related Distribution Account may be invested in Eligible Investments maturing, in general, no later than the business day preceding the next Payment Date.

         With respect to each Buydown Mortgage Loan, the Sub-Servicer will deposit the related Buydown Funds provided to it in a Buydown Account that will comply with the requirements set forth herein with respect to a Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as set forth in the Sponsor's Originator Guide from time to time, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Sponsor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the related Originator or the related Sub-Servicer, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account and remit to the Master Servicer on or before the date specified in the Sub-Servicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Sub-Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Sub-Servicer will generally be required to withdraw from the Buydown Account and remit to the Master Servicer the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the mortgage pool insurance policy (the "Pool Insurer") or any other insurer), the Sub-Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and remit the same to the Master Servicer or, if instructed by the Master Servicer, pay the same to the primary insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT

         The Master Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

              (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Mortgage Loans; Deposits to Distribution Account" above;

              (ii) to reimburse itself or any Sub-Servicer for any accrued and unpaid Servicing Fees and for Delinquency Advances and Servicing Advances as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made;

              (iii) to reimburse itself for any Delinquency Advances or Servicing Advances determined in good faith to have become Non-Recoverable Advances, such reimbursement to be made from any funds in the Principal and Interest Account;

              (iv) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

              (v) to pay the Sponsor or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

              (vi) to withdraw amounts that have been deposited in the Principal and Interest Account in error;

              (vii) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities"; and

              (viii) to invest in Eligible Investments.

DISTRIBUTIONS

         Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as Securityholders at the close of business on the Record Date in proportion to their respective Percentage Interests. Unless otherwise specified in the related Prospectus Supplement, interest that accrues and is not payable on a class of Securities will be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the principal distribution amount (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less (unless otherwise specified in the Prospectus Supplement) the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date and any other interest shortfalls allocable to Securityholders which are not covered by advances or the applicable Credit Enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

         Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the third business day next preceding the Payment Date (or such earlier day as shall be agreed by the related Credit Enhancer, if any, and the Trustee) of the month of distribution (the "Determination Date"), the Trustee will determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Distribution Account is insufficient to cover the amount to be passed through to Securityholders, the Trustee will be required to notify the related Credit Enhancer, if any, pursuant to the related Pooling and Servicing Agreement for the purpose of funding such deficiency.

ADVANCES

         Unless otherwise specified in the related Prospectus Supplement, each Servicer will be required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions (net of the Servicing Fees and the Originators' Retained Yield) due, but not collected, with respect to delinquent Mortgage Loans directly serviced by such Servicer during the prior Remittance Period, but only if, in its good faith business judgment, such Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. As may be described in the related Prospectus Supplement, such Servicer may also be required so to advance delinquent payments of principal. Any such amounts so advanced are "Delinquency Advances". The Master Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period, and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. A Sub-Servicer will be permitted to fund its payment of Delinquency Advances as set forth in the related Sub-Servicing Agreement.

         A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due.

         Unless otherwise specified in the related Prospectus Supplement, on or prior to each Remittance Date, each Servicer will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Mortgage Loan directly serviced by such Servicer during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Mortgage Rate (less the related Base Servicing Fees and the Originators' Retained Yield, if any) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee and the Originators' Retained Yield, if any) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by such Servicer, "Compensating Interest"). No Servicer shall be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate related Base Servicing Fees received by such Servicer with respect to all Mortgage Loans directly serviced by such Servicer for such Remittance Period.
         Each Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that such Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance". Such Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or, in certain cases, from excess cash flow otherwise payable to the holders of the related Equity Securities or prior to any distributions being made to the related Securityholders.

         Notwithstanding the foregoing, if the Master Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Master Servicer will net from the purchase price of such amounts for all related advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make advances may be supported by Credit Enhancement as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.

REPORTS TO SECURITYHOLDERS

         With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount of the distribution with respect to each class of Securities;

                  (ii) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

                  (iii) the amount of such distribution allocable to interest;

                  (iv) the aggregate unpaid Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

                  (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

                  (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of Credit Enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any Credit Enhancement substituted therefor;

                  (vii) information furnished by the Sponsor pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

                  (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution; and

                  (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all Securities in such class (after giving effect to any distribution of principal to be made on such Payment Date) by the original principal balance of the Securities of such class on the Closing Date.

         Items (i) through (iii) above shall, with respect to each class of Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities are in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.

         In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

              (i) the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number, percentage (based on the then-outstanding principal balances) and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

              (ii) the number, percentage (based on the then-outstanding principal balances), aggregate Mortgage Loan balances and status of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

              (iii) the number, percentage (based on the then-outstanding principal balances) and aggregate Mortgage Loan balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iv) the number, percentage (based on the then-outstanding principal balances) and aggregate Mortgage Loan balances of all Mortgage Loans relating to the status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

               (v) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure.

COLLECTION AND OTHER SERVICING PROCEDURES

         Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Master Servicer, is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

         The duties of the Master Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances to the extent described in the related Pooling and Servicing Agreement. The Master Servicer is required to follow its customary standards, policies and procedures in performing its duties as Master Servicer.

         The Master Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property or the timing of receipt of any payments required thereunder (in each case other than as permitted by the related Pooling and Servicing Agreement); and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

         The related Pooling and Servicing Agreement will require the Master Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Master Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall generally not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to such Relief Act.

         When a Mortgaged Property (other than Mortgaged Property subject to an ARM Loan) has been or is about to be conveyed by the Mortgagor, the Master Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of Securityholders or the related Credit Enhancer or jeopardize coverage under any primary insurance policy or applicable Credit Enhancement arrangements. In such event, the Master Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement.

         An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Sub-Servicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" herein.

         The Master Servicer will have the right under the Pooling and Servicing Agreement to approve applications of Mortgagors seeking consent for (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for consent may be approved by the Master Servicer unless: (i) the provisions of the related Mortgage Note and Mortgage have been complied with; (ii) the credit profile of the related Mortgage Loan after any release is consistent with the Sponsor's Originator Guide then applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not reduced.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer shall foreclose upon or otherwise comparably effect the ownership of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making Servicing Advances for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer shall sell any REO Property within 23 months of its acquisition by the Trust. The Pooling and Servicing Agreements generally will permit the Master Servicer to cease further collection and foreclosure activity if the Master Servicer reasonably determines that such further activity would not increase collections or recoveries to be received by the related Trust with respect to the related Mortgage Loan. In addition, any required advancing may be permitted to cease at this point.

         Notwithstanding the generality of the foregoing provisions, the Master Servicer will be required to manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or to prevent the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

         The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan. A Mortgage Loan which is "charged-off", i.e., as to which the Master Servicer ceases further collection and/or foreclosure activity as a result of a determination that such further actions will not increase collections or recoveries to be received by the related Trust is also a "Liquidated Mortgage Loan."

         If a loss is realized on a defaulted Mortgage Loan or REO Property upon the final liquidation thereof that is not covered by any applicable form of Credit Enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of Credit Enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Hazard Insurance; Claims Thereunder; Hazard Insurance Policies."68

                                  SUBORDINATION

         A Senior/Subordinate Series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Senior/Subordinate Series of Securities will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

         With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for contribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

         In the event of any Realized Losses (as defined below) on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Mortgage Loan that becomes a Liquidated Mortgage Loan, through foreclosure sale, disposition of the related Mortgaged Property if acquired by deed in lieu of foreclosure, "charged-off" or otherwise, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a

"Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

         With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

         Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate Series will be made by reducing the Security Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner described in the related Prospectus Supplement. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.

                        DESCRIPTION OF CREDIT ENHANCEMENT

         Unless otherwise expressly provided and described in the applicable Prospectus Supplement, each series of Securities shall have credit support (referred to herein as "Credit Enhancement") comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a special hazard insurance policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered unless otherwise specified. To the extent that the Credit Enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit Enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, another method of Credit Enhancement described in the related Prospectus Supplement, or the use of a cross-support feature or overcollateralization, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or are not covered by the Credit Enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of Credit Enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to the classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by Credit Enhancement.

         The amounts and type of Credit Enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the Credit Enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         Letter of Credit. If any component of Credit Enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Sponsor's or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of Credit Enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of Credit Enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Trustee (or other obligor under a Purchase Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

         Mortgage Pool Insurance Policies. Any mortgage pool insurance policy ("Mortgage Pool Insurance Policy") obtained by the Sponsor for each related Trust Estate will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted

Mortgage Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

         Special Hazard Insurance Policies. Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Sponsor for a Trust Estate will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) up on transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

         As indicated under "Description of the Securities--Assignment of Mortgage Loans" above and to the extent set forth in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part by a type of special hazard instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Sponsor.

         Bankruptcy Bonds. In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then-outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond ("Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Sponsor for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

         Reserve Funds. If so provided in the related Prospectus Supplement, the Sponsor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Eligible Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternate or in addition to such deposit to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities from the Originator's Retained Yield or otherwise. In addition, with respect to any series of Securities as to which Credit Enhancement includes a Letter of Credit, if so specified in the related

Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. A Trust Estate may contain more than one Reserve Fund, each of which may apply only to a specified class of Securities or to specified Mortgage Assets.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Other Insurance, Guarantees and Similar Instruments or Agreements. If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

         Cross Support. If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to one class of Securities may be made from excess amounts available from other asset groups within the same Trust which support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, over collateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Maintenance of Credit Enhancement. To the extent that the applicable Prospectus Supplement does not expressly provide for Credit Enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a form of Credit Enhancement has been obtained for a series of Securities, the Sponsor will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

         In lieu of the Sponsor's obligation to maintain a particular form of Credit Enhancement, the Sponsor may obtain a substitute or alternate form of Credit Enhancement. If the Master Servicer obtains such a substitute form of Credit Enhancement, it will maintain and keep such form of Credit Enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of Credit Enhancement, the Sponsor will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution or alternate form of Credit Enhancement for the existing Credit Enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of Credit Enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

         Reduction or Substitution of Credit Enhancement. Unless otherwise specified in the related Prospectus Supplement, the amount of credit support provided pursuant to any of the Credit Enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, or any alternative form of Credit Enhancement) may be reduced under certain specified circumstances. In addition, if so described in the related Prospectus Supplement, any formula used in calculating the amount or degree of Credit Enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any Credit Enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable Credit Enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Sponsor thereafter will not be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other Credit Enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current, albeit downgraded, rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of Credit Enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Sponsor, the Master Servicer, one or more Originators or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                       HAZARD INSURANCE; CLAIMS THEREUNDER

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Trustee upon request.

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for the Mortgage Loan. Additionally, the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the premises.

         If a Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis, (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Master Servicer will be required to indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain such flood insurance.

         In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

                         THE SPONSOR AND THE TRANSFEROR

         The Sponsor, ADVANTA Mortgage Conduit Services, Inc., was incorporated in the State of Delaware in April, 1993. It is a direct subsidiary of the Master Servicer, Advanta Mortgage Corp. USA, in addition to ADVANTA Mortgage Corp. Midatlantic, ADVANTA Mortgage Corp., Midatlantic II, ADVANTA Mortgage Corp. Midwest, ADVANTA Mortgage Corp. of New Jersey and ADVANTA Mortgage Corp. Northeast. The Sponsor was organized for the purpose of the purchase and securitization of first and junior mortgage loans.

         The Sponsor maintains its principal office at 16875 West Bernardo Drive, San Diego, California 92127. Its telephone number is (619) 674-1800.

         The Transferor, ADVANTA Mortgage Receivables Inc., was incorporated in the State of Delaware in February, 1994. It is a direct subsidiary of the Sponsor, and was formed as a special purpose finance subsidiary to facilitate certain issuances of Securities. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.

         The Transferor maintains its principal office at Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware 19703. Its telephone number is
(302) 791-4400.

                               THE MASTER SERVICER

         Unless otherwise specified in the related Prospectus Supplement, ADVANTA Mortgage Corp. USA will act as the Master Servicer for a series of Securities.

         ADVANTA Mortgage Corp. USA was acquired by ADVANTA Corp., a Delaware corporation ("ADVANTA Parent") in September, 1986 and is an indirect subsidiary of ADVANTA Parent. The Master Servicer is an affiliate of Colonial National Bank USA ("Colonial"), a national banking association domiciled in Delaware, and the parent of ADVANTA Mortgage Corp. Midatlantic, ADVANTA Mortgage Corp. Midatlantic II, ADVANTA Mortgage Corp. Midwest, ADVANTA Mortgage Corp. of New Jersey and ADVANTA Mortgage Corp. Northeast. ADVANTA Mortgage Corp. USA is a Delaware corporation incorporated in 1983. It is a nationwide servicer of first and junior mortgage loans. ADVANTA Mortgage Corp. USA has centralized servicing functions located in San Diego, California. This provides for economies of scale and a depth of appraisal, attorney and realtor contacts throughout the country.

                       THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; ORIGINATOR'S RETAINED YIELD

         Each servicer, whether the Master Servicer or any Sub-Servicer (either the Master Servicer or any Sub- Servicer being a "Servicer"), will retain a fee in connection with its servicing activities for each series of Securities equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K (the "Base Servicing Fee"), generally payable monthly with respect to each Mortgage Loan directly serviced by such Servicer at one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month. The Master Servicer acting as master servicer with respect to Mortgage Loans being serviced directly by a Sub-Servicer will retain a fee equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K ("Master Servicing Fee"), generally payable monthly on one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month. The Base Servicing Fees and the Master Servicing Fee are collectively referred to as the "Servicing Fee."

         In addition to the Base Servicing Fee, each Servicer will generally be entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative Credit Enhancement arrangements, payment of the fees and disbursements of the Trustee or accountant, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Master Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

         The Prospectus Supplement for a series of Securities will specify if there will be any Originator's Retained Yield retained. Any such Originator's Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

         Each Pooling and Servicing Agreement will require the Master Servicer to deliver annually to the Trustee and any Credit Enhancer, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

         Each Pooling and Servicing Agreement will require the Master Servicer to cause to be delivered to the Trustee and any Credit Enhancer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

         Copies of the annual accountants' statement and the annual statement of officers of the Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Securityholders or a Credit Enhancer, if applicable, will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Master Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Master Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Master Servicer shall continue in default with respect thereto for a specified period, generally of sixty (60) days, after notice by the Trustee or any Credit Enhancer (if required by the Pooling and Servicing Agreement) of said failure; or (c) the failure of the Master Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Credit Enhancer, for a specified period, generally of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof.

         The Pooling and Servicing Agreement may also provide that the related Credit Enhancer may remove the Master Servicer upon the occurrence of any of certain events including:

                  (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Loans Group will be less than the related distribution amount on the class of credit-enhanced securities in respect of such Payment Date; provided, however, that the Credit Enhancer generally will have no right to remove the Master Servicer pursuant to the provision described in this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Credit Enhancer that such event was due to circumstances beyond the control of the Master Servicer;

                  (ii) the failure by the Master Servicer to make any required Servicing Advance;

                  (iii) the failure of the Master Servicer to perform one or more of its material obligations under the Pooling and Servicing Agreement; or

                  (iv) the failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest;

provided, however, that prior to any removal of the Master Servicer by the related Credit Enhancer pursuant to clauses (i), (ii) or (iii) above the Master Servicer shall first have been given by the related Credit Enhancer notice of the occurrence of one or more of the events set forth in clauses (i) or (ii) above and the Master Servicer shall not have remedied, or shall not have taken action satisfactory to such Credit Enhancer to remedy, such event or events within a specified period, generally 30 days (60 days with respect to clause
(iii)) after the Master Servicer's receipt of such notice; and provided, further that in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest as described in clause (iv) above, such removal shall be effective (without the requirement of any action on the part of such Credit Enhancer or of the Trustee) not later than a shorter specified period, generally not in excess of five business days, following the day on which the Trustee notifies an authorized officer of the Master Servicer that a required Delinquency Advance or to pay any Compensating Interest has not been received by the Trustee.

AMENDMENTS

         The Trustee, the Sponsor and the Master Servicer may at any time and from time to time, with the prior approval of the related Credit Enhancer, if required, but without the giving of notice to or the receipt of the consent of the Securityholders, amend a Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (x) (i) curing any ambiguity, or correcting or supplementing any provision of such Pooling and Servicing Agreement which may be inconsistent with any other provision of the Pooling and Servicing Agreement, (ii) in connection with a Trust making REMIC elections, if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a REMIC residual security to a Disqualified Organization (as such term is defined in the Code) or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Securityholder (without its written consent) or (y) such other purposes set forth in the related Pooling and Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may also be amended by the Trustee, the Sponsor and the Master Servicer at any time and from time to time, with the prior written approval of the related Credit Enhancer, if required, and not less than a majority of the Percentage Interest represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or (b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

TERMINATION; RETIREMENT OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, the related Credit Enhancement of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate (if the related Trust is a REMIC) is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Sponsor or, if applicable, the holder of the REMIC Residual Securities at the price specified in the related Prospectus Supplement. The exercise of such right will effect earlier than expected retirement of the Securities of that series, but the right of the Master Servicer, the Sponsor or, if applicable, such holder to so purchase is, unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregate principal balance of the Mortgage Loans for that series as of any Remittance Date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-Off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. Each Pooling and Servicing Agreement will provide that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         The Trustee may execute any of the trusts or powers granted by each Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

         Pursuant to each Pooling and Servicing Agreement, the Trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

         Unless otherwise described in the related Prospectus Supplement, each Pooling and Servicing Agreement will permit the removal of the Trustee upon the occurrence and continuance of one of the following events:

                  (1) the Trustee shall fail to distribute to the Securityholders entitled thereto on any Payment Date amounts available for distribution in accordance with the terms of the Pooling and Servicing Agreement; or

                  (2) the Trustee shall default in the performance of, or breach, any covenant or agreement of the Trustee in the Pooling and Servicing Agreement, or if any representation or warranty of the Trustee made in the Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such default or breach shall continue or not be cured for the period then specified in the related Pooling and Servicing Agreement after the Trustee shall have received notice specifying such default or breach and requiring it to be remedied; or

                  (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for the period then specified in the related Pooling and Servicing Agreement; or

                  (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                  (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

         If an event described above occurs and is continuing, then, and in every such case (i) the Sponsor, (ii) the Securityholders (on the terms set forth in the related Pooling and Servicing Agreement), or (iii) if there is a Credit Enhancer, such Credit Enhancer may, whether or not the Trustee has resigned, immediately, concurrently with the giving of notice to the Trustee, and without delay, appoint a successor Trustee pursuant to the terms of the Pooling and Servicing Agreement.

         No Securityholder will have any right to institute any proceeding, judicial or otherwise, with respect to a Pooling and Servicing Agreement or any Credit Enhancement, if applicable, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement, unless:

                  (1) such Securityholder has previously given written notice to the Sponsor and the Trustee of such Securityholder's intention to institute such proceeding;

                  (2) the Securityholders of not less than 25% of the Percentage Interests represented by certain specified classes of Securities then outstanding shall have made written request to the Trustee to institute such proceeding;

                  (3) such Securityholder or Securityholders have offered to the Trustee reasonable indemnity, against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for the period specified in the related Pooling and Servicing Agreement, generally not in excess of 60 days after receipt of such notice, request and offer of indemnity, has failed to institute such proceeding;

                  (5) as long as such action affects any credit-enhanced class of Securities outstanding, the related Credit Enhancer has consented in writing thereto; and

                  (6) no direction inconsistent with such written request has been given to the Trustee during such specified period by the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities.

         No one or more Securityholders will have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Securityholder of the same class or to obtain or to seek to obtain priority or preference over any other Securityholder of the same class or to enforce any right under the Pooling and Servicing Agreement, except in the manner provided in the Pooling and Servicing Agreement and for the equal and ratable benefit of all of the Securityholders of the same class.

         In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Securityholders, each representing less than a majority of the applicable class of Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of the Pooling and Servicing Agreement.

         Notwithstanding any other provision in the Pooling and Servicing Agreement, the Securityholder of any Security has the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Security or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Security.

         Either (i) the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities then outstanding or (ii) if there is a Credit Enhancer, such Credit Enhancer may direct the time, method and place of conducting any proceeding for any remedy available to the Sponsor with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to such Certificates; provided that:


                  (1) such direction shall not be in conflict with any rule of law or with a Pooling and Servicing Agreement;

                  (2) the Sponsor or the Trustee, as the case may be, shall have been provided with indemnity satisfactory to them; and

                  (3) the Sponsor or the Trustee, as the case may be, may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Sponsor or the

         Trustee, as the case may be, need not take any action which they determine might involve them in liability or may be unjustly prejudicial to the Securityholders not so directing.

         The Trustee will be liable under the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee therein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee will be under any liability on any Security or otherwise to any Account, the Sponsor, the Master Servicer or any Securityholder for any action taken or for refraining from the taking of any action in good faith under a Pooling and Servicing Agreement, or for errors in judgment; provided, however, that such provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

                              YIELD CONSIDERATIONS

         The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass- Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

         Each month the interest payable on an actuarial type of Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Mortgage Loans, interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payments. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class' specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         The effective yield to maturity to each holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Security because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month, or, in the case of semi-annual-pay Securities, the twenty-fifth day of every sixth month) following the month of accrual.

         A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

         As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Sponsor, the Originators, the Master Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Originators" and "Descriptions of the Securities-- Assignment of Mortgage Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class likely will be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The Mortgage Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Mortgage Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

         For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan and if the related Credit Enhancer is not in default under its obligations or other Credit Enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount which is equal to one month's interest (or, in the case of quarterly-pay Securities, three month's interest or, in the case of semi-annually-pay Securities, six months' interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. "Description of the Securities--Principal and Interest on the Securities."

         With respect to certain of the ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Sponsor's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.


         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will generally contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Under certain circumstances, the Master Servicer, the Sponsor or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing
Agreement--Termination; Retirement of Securities."

           CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

         The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Securities, the Mortgage Loans also may consist of Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by cooperatives, which are private corporations that are entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, also is responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord generally is subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the nonjudicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

FORECLOSURE ON SHARES OF COOPERATIVES

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement usually will constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements generally also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         In New York, foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In some states, however, such a lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the Prospectus Supplement indicates otherwise, generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

         Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine, provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         As indicated above under "Mortgage Loan Program--Representations by Originators," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations apply to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

         The following discussion addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit (REMIC); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

GRANTOR TRUST SECURITIES

         With respect to each series of Grantor Trust Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

     Special Tax Attributes

         Unless otherwise disclosed in a related Prospectus Supplement, Dewey B llantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal i come tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between
the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

     Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

     Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security).

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Taxation of Holders of REMIC Residual Securities

         Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

     Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included i the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if
(i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

     Termination

         In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

DEBT SECURITIES

     General

         With respect to each series of Debt Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

     Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

DISCOUNT AND PREMIUM

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and
(y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "-- Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

     Special Election

         For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

     Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security or a REMIC Regular Security to, or on behalf of a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the Holder is not subject to

U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

     REMIC Residual Securities

         Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in section 408 of the Code (collectively, "Tax-Favored Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

         A Plan's investment in Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Security) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets of a Trust Estate or may be deemed merely to include its interest in the Securities. Therefore, Plans should not acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

         The prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code may apply to a Trust Estate and cause the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, the obligor under any Credit Enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Estate, including the Mortgage Loans and the other assets held in the Trust Estate, may also be deemed to be assets of each Plan that acquires Securities. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, the obligor under any Credit Enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust Estate, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of section 406(a) of ERISA, and from the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of securities in the initial issuance of Securities and the servicing and operation of "mortgage pools" (as defined below). PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest (or Disqualified Persons) with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through Securities representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 is not available for mortgage pools that include Cooperative Loans and does not provide an exemption for Subordinate Securities.

         PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one- to four-family residential property; (b) property which had secured obligations and which has been acquired by foreclosure; and (c) undistributed cash." The Sponsor expects that each pool of Mortgage Loans (other than pools including Junior Lien Loans which are not in the second lien position, Cooperative Loans or Multi-Family Loans) will be a "mortgage pool" within the meaning of PTCE 83-1.

         PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The Sponsor has been advised that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series consisting of only a single class of Securities; and (ii) Senior Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series in which there is only one class of Senior Securities; provided that the Securities described in clauses (i) and
(ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

         It is not clear whether all types of Securities that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Securities that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Strip Securities; or (b) Securities in a series including classes of Securities which differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Securities evidencing an interest in a Trust Estate as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Securities representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Securities.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of 1% of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pools plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest or Disqualified Persons are fiduciaries.

         The Prospectus Supplement for a series will set forth whether the Trustee in respect of that series is affiliated with the Sponsor. If the Credit Enhancement mechanism for a series of Securities constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of 1% of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan, then the Sponsor has been advised that the second general condition referred to above will be satisfied. The Sponsor will not receive total compensation for forming and providing services to the Mortgage Pools which will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Securities must make its own determination as to whether (i) the Securities constitute "mortgage pool pass through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and (iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

         It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration interests in pools of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Securities. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving the Trust Estate. The related Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax Exempt Investor will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMIC Securities-- Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

CONSULTATION WITH COUNSEL

         Any Plan fiduciary that proposes to cause a Plan to acquire or hold Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                            LEGAL INVESTMENT MATTERS

         Certain classes of Securities offered hereby and by the related Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency, and as such may be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so, that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Sponsor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Securities will be applied by the Sponsor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Securities or will be used by the Sponsor for general corporate purposes. The Sponsor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Sponsor from such sale.

         The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2. By placements by the Sponsor with institutional investors through dealers; and

         3.   By direct placements by the Sponsor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Sponsor whose identities and relationships to the Sponsor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Sponsor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such series.

         The Sponsor anticipates that the Securities offered hereby will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Sponsor by Dewey Ballantine, LLP, New York, New York and by the office of the general counsel of the Sponsor.

                              FINANCIAL INFORMATION

         The Sponsor has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Sponsor will be provided by the Sponsor upon request with a copy of the most recent financial statements of the Sponsor.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                        Page

Accounts................................................................  41
Accrual Securities......................................................   6
Actuarial Loans.........................................................  20
ADVANTA Parent..........................................................  56
Affiliated Originators..................................................   4
Approved Guidelines.....................................................   9
APR.....................................................................  21
ARM Loans...............................................................  16
Balloon Amount..........................................................  26
Balloon Loans...........................................................  14
Balloon payments........................................................  19
Bankruptcy Bond.........................................................  52
Bankruptcy Loss.........................................................  50
Bankruptcy Loss Amount..................................................  50
Base Servicing Fee......................................................  57
Book-Entry Securities...................................................  37
Bulk Acquisition........................................................   9
Bulk Guidelines.........................................................  28
Buydown Account.........................................................  19
Buydown Agreement.......................................................  43
Buydown Funds...........................................................  19
Buydown Mortgage Loans..................................................  19
Buydown Period..........................................................  19
Cede....................................................................  12
Certificates............................................................   5
Closing Date............................................................  39
CLTV....................................................................  21
Code....................................................................  72
Colonial................................................................  56
Compensating Interest...................................................  45
Conduit Participants....................................................  31
Contracts...............................................................  23
Conventional Loans......................................................  18
Convertible Mortgage Loan...............................................  26
Cooperative Loans.......................................................  25
Cooperative Notes.......................................................  25
Credit Enhancement......................................................  42
Credit Enhancer.........................................................  18
Cut-Off Date............................................................  21
Date of Payment Loans...................................................  20
Debt Securities.........................................................  12
Debt Service Reduction..................................................  52
Defaulted Mortgage Loss.................................................  50
Deferred Interest.......................................................  14
Deficient Valuation.....................................................  52
Deleted Mortgage Loan...................................................  32
Delinquency Advances....................................................  45
Designated Depository Institution.......................................  41
Detailed Description....................................................  18
Determination Date......................................................  45
Direct or Indirect Participants.........................................  17

Disqualified Persons....................................................  84
Distribution Account....................................................  41
DOL.....................................................................  84
DOL Regulations.........................................................  84
DTC.....................................................................  12
Due Date................................................................  40
Eligible Investments....................................................  42
Equity Securities.......................................................  .6
ERISA...................................................................  11
ERISA Plans.............................................................  84
Exchange Act............................................................  12
Extraordinary Losses....................................................  51
FDIC....................................................................  31
Federal Corporations....................................................  31
FHA.....................................................................  23
FHLMC...................................................................  14
Financial Guaranty Insurance Policy.....................................  53
Financial Guaranty Insurer..............................................  53
FIRREA..................................................................  31
Fixed-Income Securities.................................................   6
FNMA....................................................................  14
Forward Purchase Agreement..............................................   9
Fraud Loss..............................................................  51
Fraud Loss Amount.......................................................  50
Funding Period..........................................................  40
Garn-St. Germain Act....................................................  70
Graduated payments......................................................  19
Grantor Trust Estate....................................................  72
Grantor Trust Fractional Interest Security..............................  73
Grantor Trust Securities................................................  11
Grantor Trust Strip Security............................................  73
Holder..................................................................  72
Home Improvement Loans..................................................  23
Indenture...............................................................   5
Indenture Trustee.......................................................   5
Index...................................................................  25
Indirect Participant....................................................  37
Insurance Paying Agent..................................................  53
Insurance Proceeds......................................................  41
Insured Payment.........................................................  53
Interest Rate...........................................................   6
Investment Company Act..................................................   8
IRAs....................................................................  84
IRS.....................................................................  74
Junior Lien Loans.......................................................  22
Letter of Credit........................................................  51
Letter of Credit Bank...................................................  51
Liquidated Mortgage Loan................................................  15
Liquidation Proceeds....................................................  15
Loan Purchase Price.....................................................  32
Lockout periods.........................................................  19
LTV.....................................................................  21
Manufactured Homes......................................................  23
Manufacturer's Invoice Price............................................  21
Master Commitments......................................................  30
Master Servicer.........................................................   2

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.

         SEC Filing Fee...............................    $      303
         Trustee's Fees and Expenses*.................        75,000
         Legal Fees and Expenses*.....................       300,000
         Accounting Fees and Expenses*................       105,000
         Printing and Engraving Expenses*.............       120,000
         Blue Sky Qualification and Legal                     30,000
         Investment Fees and Expenses*................
         Rating Agency Fees*..........................       300,000
         Certificate Insurer's Fee*...................       450,000
         Miscellaneous*...............................       100,000
                                                          ----------
            TOTAL                                         $1,480,303
                                                          ==========
----------
*  Estimated in accordance with Item 511 of Regulation S-K.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Indemnification. Under the laws which govern the organization of each of the registrants, each registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

            Article VII of the By-Laws of Advanta Mortgage Conduit Services, Inc. provides that the corporation shall indemnify any director, officer, employee or agent of the corporation against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now, or, if greater, hereafter permitted under applicable law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance as a director, officer, employee or agent of the corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of the corporation, its parent or any of its subsidiaries.

            Article XI of the By-Laws of Advanta Mortgage Receivables Inc. provides that the corporation shall indemnify any person (or the estate of any person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, to the fullest extent permitted under applicable law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

            The forms of the Underwriting Agreement, incorporated by reference as Exhibit 1.1 and Exhibit 1.2 to this Registration Statement, provide that Advanta Mortgage Conduit Services, Inc. will indemnify and reimburse the underwriter(s) and each director, officer and controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Mortgage Conduit Services, Inc. and each director, officer and controlling person of Advanta Mortgage Conduit Services, Inc. with respect to certain material misstatements or omission in the Registration

Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

            Insurance. As permitted under the laws which govern the organization of the Sponsor, the Sponsor has adopted by-laws which permit the board of directors to purchase and maintain insurance on behalf of the Sponsor's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the Sponsor would have the power to indemnify them against such liability under applicable law. Advanta Mortgage Conduit Services, Inc. has a general liability policy which insures its agents, including directors and officers, for general liability exposures.

            As permitted by the Employee Retirement Security Act of 1974, Advanta Mortgage Conduit Services, Inc. has obtained insurance covering all employees entrusted with fiduciary responsibilities under certain of its employee welfare or benefit plans. The maximum coverage provided by this policy is an aggregate of $5,000,000 per year, subject to a maximum $100,000 deductible amount with respect to each claim.

            As permitted under the laws which govern the organization of the Transferor, the Transferor has adopted by-laws which permit the board of directors to purchase and maintain insurance on behalf of any person indemnified under Article XI of the Transferor's by-laws against any liability which may be asserted against such person.

            Limitation of Liability. Article Tenth of the Certificate of Incorporation of Advanta Mortgage Conduit Services, Inc. and Article Fifth of the Certificate of Incorporation of Advanta Mortgage Receivables Inc. limit the personal liability of directors to Advanta Mortgage Conduit Services, Inc. and Advanta Mortgage Receivables Inc., respectively, and their respective stockholders for monetary damages resulting from breaches of fiduciary duty. Such provisions do not eliminate or limit a director's liability for (i) breaches of fiduciary duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividends, stock repurchase or redemption or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

  1.1         -    Form of Underwriting Agreement (single class) (incorporated by reference to Exhibit 1.1 to the Registrant's Registration
                   Statement on Form S-3 (Reg. No. 33-78642)).
  1.2         -    Form of Underwriting Agreement (multi class) (incorporated by reference to Exhibit 1.2 to the Registrants' Registration
                   Statement on Form S-3 (Reg. No. 33-78642)).
  1.3         -    Form of Purchase Agreement (incorporated by reference to
                   Exhibit 1.3 to the Registrants' Registration Statement on
                   Form S-3 (Reg. No. 33-78642)).
  3.1         -    -Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrants' Registration
                   Statement on Form S-3 (Reg. No. 33-78642)).
  3.2         -    By-Laws of the Sponsor (incorporated by reference to Exhibit
                   3.2 to the Registrants' Registration Statement on Form S-3
                   (Reg. No. 33-78642)).
  3.3         -    Certificate of Incorporation of the Transferor (incorporated by reference to Exhibit 3.3 to the Registrants' Registration
                   Statement on Form S-3 (Reg. No. 33-78642)).
  3.4         -    By-Laws of the Transferor (incorporated by reference to
                   Exhibit 3.4 to the Registrants' Registration Statement on
                   Form S-3 (Reg. No. 33-78642)).
  4.1         -    Form of Pooling and Servicing Agreement (senior and
                   subordinated certificate classes) among the Master Servicer and the Trustee (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-3 (Reg. No.
                   33-78642)).
  4.2         -    Form of Pooling and Servicing Agreement (single or multi
                   class) (credit support) among the Sponsor, the Master
                   Servicer and the Trustee (incorporated by reference to
                   Exhibit 4.2 to the Registrants' Registration Statement on
                   Form S-3 (Reg. No. 33-78642)).
  4.3         -    Form of Advanta Mortgage Holding Company Guaranty is included in the Form of Underwriting Agreement (single class)
                   incorporated by reference as Exhibit 1.1 hereto.
  5.1*        -    Opinion of Dewey Ballantine LLP with respect to validity.
  8.1*        -    Opinion of Dewey Ballantine LLP with respect to tax matters.
 10.1         -    Form of Special Hazard Insurance Policy (incorporated by
                   reference to Exhibit 10.1 to the Registrants' Registration
                   Statement on Form S-3 (Reg. No. 33-78642)).
 10.2         -    Form of Letter of Credit (incorporated by reference to
                   Exhibit 10.2 to the Registrants' Registration Statement on
                   Form S-3 (Reg. No. 33-78642)).
 10.3         -    Form of Bankruptcy Surety Bond (incorporated by reference
                   to Exhibit 10.3 to the Registrants' Registration Statement
                   on Form S-3 (Reg. No. 33-78642)).
 10.4         -    Form of Contribution Agreement between the Sponsor and the
                   Transferor (incorporated by reference to Exhibit 10.4 to the
                   Registrants' Registration Statement on Form S-3 (Reg. No.
                   33-78642)).
 24.1*        -    Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibit 5.1 and 8.1 hereof.
 99.1         -    The registrants hereby incorporate by reference all of the forms of the Prospectus Supplement previously filed in the registrants' Registration Statement on Form S-3 (Reg. No.
                   33-78642).

-------------------------
*  Filed herewith.

ITEM 17. UNDERTAKINGS.

      A. Undertaking in respect of indemnification

            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling either registrant pursuant to the foregoing provisions in Item 15, or otherwise, each registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by such registrant is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      B. Undertaking pursuant to Rule 415.

            The Registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      C. Undertaking pursuant to Rule 430A.

            The Registrants hereby undertake:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fort Washington, State of Pennsylvania on the 3rd day of October, 1997.




                                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.



                                    By: /s/ Milton Riseman
                                       --------------------------------
                                        Milton Riseman
                                        President


                                    ADVANTA CONDUIT RECEIVABLES INC.



                                    By: /s/ Milton Riseman
                                       --------------------------------
                                        Milton Riseman
                                        President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the 3rd day of October, 1997 in the capacities indicated.



               SIGNATURE                          CAPACITY

          /s/ Milton Riseman        President (Principal Executive Officer) and
            Milton Riseman            the Sole Director of Advanta Mortgage
                                      Conduit Services, Inc. and Advanta Conduit
                                      Receivables Inc.







         /s/ Mark T. Dunsheath      Vice President and Treasurer (Principal
           Mark T. Dunsheath          Financial Officer and Principal Accounting
                                      Officer) of Advanta Mortgage Conduit
                                      Services, Inc. and Advanta Conduit
                                      Receivables Inc.

                                  EXHIBIT INDEX

===============================================================================
  Ex.
  No.   Description of Document
===============================================================================
  1.1 Form of Underwriting Agreement (single class) (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement
        on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  1.2   Form of Underwriting Agreement (multi class) (incorporated by reference to Exhibit 1.2 to the Registrants' Registration Statement
        on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  1.3   Form of Purchase Agreement (incorporated by reference to Exhibit 1.3 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  3.1   Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrants' Registration Statement
        on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  3.2   By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrants' Registration Statement on Form S-3 (Reg. No.
        33-78642)).
===============================================================================
  3.3 Certificate of Incorporation of the Transferor (incorporated by reference to Exhibit 3.3 to the Registrants' Registration Statement
        on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  3.4   By-Laws of the Transferor (incorporated by reference to Exhibit 3.4 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  4.1 Form of Pooling and Servicing Agreement (senior and subordinated certificate classes) among the Master Servicer and the Trustee (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  4.2   Form of Pooling and Servicing Agreement (single or multi class)
        (credit support) among the Sponsor, the Master Servicer and the
        Trustee (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
  4.3 Form of Advanta Mortgage Holding Company Guaranty is included in the Form of Underwriting Agreement (single class) incorporated by reference as Exhibit 1.1 hereto.
===============================================================================
  5.1*  Opinion of Dewey Ballantine LLP with respect to validity.
===============================================================================
  8.1*  Opinion of Dewey Ballantine LLP with respect to tax matters.
===============================================================================
 10.1   Form of Special Hazard Insurance Policy (incorporated by reference to
        Exhibit 10.1 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
 10.2   Form of Letter of Credit (incorporated by reference to Exhibit 10.2 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
 10.3   Form of Bankruptcy Surety Bond (incorporated by reference to Exhibit
        10.3 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
 10.4 Form of Contribution Agreement between the Sponsor and the Transferor (incorporated by reference to Exhibit 10.4 to the Registrants' Registration Statement on Form S-3 (Reg. No. 33-78642)).
===============================================================================
 24.1*  Consents of Dewey Ballantine LLP are included in its opinions filed as
        Exhibit 5.1 and 8.1 hereof.
===============================================================================
 99.1   The registrants hereby incorporate by reference all of the forms of the Prospectus Supplement previously filed in the registrants' Registration Statement on Form S-3 (Reg. No. 33-78642).
===============================================================================
  *  Filed herewith.